                                                                    Exhibit 10.8

                              GUARANTY AGREEMENT



                       NETCO COMMUNICATIONS CORPORATION



                                      and



                                 WORLDCOM INC.



                              September 26, 1997

                               GUARANTY AGREEMENT

    Guaranty Agreement (herein "Agreement") made this 26th day of September, 1997, by and between NETCO COMMUNICATIONS CORPORATION, a Minnesota corporation, having its principal place of business at 102 Union Plaza, 333 North Washington Avenue, Minneapolis, Minnesota 55401 ("NETCO") and WORLDCOM INC., a Georgia corporation, having its principal place of business at 515 East Amite Street, Jackson, Mississippi 39201 ("WCOM").

    Whereas, NETCO is engaged in the development and implementation of high speed, digital data transportation delivery and ancillary data storage and remote proofing services addressed initially to the printing and prepress industries, and requires significant permanent financing to accomplish such development and implementation; and

    Whereas, WCOM is engaged in the sale and marketing of voice and data transmission over its multinational communications infrastructure; and

    Whereas, WCOM and NETCO are parties to a certain Convertible Note Purchase Agreement dated September 12, 1996 (the "Convertible Note Agreement") pursuant to which WCOM purchased from NETCO a 10% Convertible Subordinated Note due September 30, 1999, (the "Convertible Note") in principal amount of $5,000,000; and

    Whereas, WCOM and NETCO are parties to a certain Preferred Stock, Subordinated Note and Warrant Purchase Agreement dated November 14, 1996 pursuant to which WCOM purchased from NETCO 100,000 shares of Preferred Stock for $10,000,000 and 4,157,500 warrants to purchase Common Stock for $19,000,000.00 (the "Stock, Note and Warrant Purchase Agreement"); and

    Whereas, NETCO desires that WCOM agree to guaranty a certain three year revolving credit loan facility in favor of NETCO in the maximum principal amount of $35,000,000 by the First National Bank of Chicago ("FNBC") (the "First Chicago Facility") for the purpose of providing NETCO with long term financing to fund and facilitate the deployment and implementation of NETCO's services over WCOM's communications infrastructure; and

    Whereas, WCOM is agreeable to guaranteeing NETCO's obligations under the First Chicago Facility on the terms and conditions and for the consideration set forth in this Agreement; and

    Whereas, NETCO is unable to obtain long term financing on terms as favorable as those provided in the First Chicago Facility and this Agreement without the guaranty of WCOM, which WCOM is not obligated to provide.

     NOW THEREFORE, in consideration of the foregoing premises, and of the consideration provided herein, the parties agree as follows:


                               I.  THE GUARANTY

     1.01  Guaranty of the First Chicago Facility.  Subject to the terms and
           --------------------------------------
conditions set forth in this Agreement, and provided that the First Chicago Facility is acceptable to WCOM in form and content, WCOM hereby agrees to provide its limited guaranty, in form attached hereto as Exhibit A (the "WCOM Guaranty"), of the obligations of NETCO arising under the First Chicago Facility, not to exceed the principal amount of Thirty-Five Million Dollars ($35,000,000), in form acceptable to WCOM and NETCO.


                        II.  GRANT TO WCOM OF WARRANTS

     2.01  Grant of the Warrants.  Subject to the terms and conditions set forth
           ---------------------
in this Agreement, and in consideration of the WCOM Guaranty, NETCO grants to WCOM 1,679,234 Class A and 2,840,967 Class B Common Stock Purchase Warrants entitling WCOM to purchase, until December 31, 2000, subject to the terms and conditions hereof, up to an aggregate total of 4,520,201 shares of NETCO's authorized and unissued Common Stock, par value $.0l per share, at an initial exercise price of Nineteen Dollars Fifty Cents ($19.50) per share, subject to adjustment, and upon the additional terms and conditions, set forth in the "Common Stock Purchase Warrant" in form appended to this Agreement as Exhibit B and incorporated herein by this reference.


                            III.  CREDIT FACILITIES

     3.01  Provision of Credit Facilities.  As further consideration for the
           ------------------------------
WCOM Guaranty, NETCO agrees that the WCOM Guaranty will satisfy all obligations of WCOM under Article V of the Stock, Note and Warrant Purchase Agreement.


                  IV.  REPRESENTATIONS AND WARRANTIES OF NETCO

     4.01 NETCO hereby represents and warrants to WCOM that, as of the date hereof and as of the Closing provided for in Section 7.01 hereof:

     (a)   Corporate Organization and Power; Qualification.  NETCO is duly
           -----------------------------------------------
organized, validly existing and in good standing as a corporation under the laws of the state of Minnesota, has all corporate power and authority to own its properties and to carry on its businesses as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse effect on NETCO.

     (b) Subsidiaries.  NETCO does not own, directly or indirectly, any capital
         ------------
stock or other equity securities of any corporation nor does NETCO have any direct or indirect ownership interest, including interests in partnerships and joint ventures, in any other entity or business, with the sole exceptions of WAMNET, Inc., a Minnesota corporation and Netco Communications Corporation of Canada, Inc., a Canadian corporation, each of which is a wholly owned subsidiary of NETCO.

     (c) Authorization; Enforceability.  NETCO has the power, and has taken, or
         -----------------------------
will take prior to closing, all necessary action (including any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with their respective terms this Agreement, the First Chicago Facility and the Common Stock Purchase Warrant. This Agreement has been, and the First Chicago Facility and the Common Stock Purchase Warrant, when executed and delivered by NETCO to WCOM and FNBC, respectively, will have been, duly executed and delivered by NETCO and is, and when so delivered will be, legal, valid and binding obligations of NETCO, enforceable against NETCO in accordance with their respective terms.

     (d) No Violations; Consent.  The execution, delivery and performance in
         ----------------------
accordance with their respective terms by NETCO of this Agreement, and of the First Chicago Facility and the Common Stock Purchase Warrant, do not and will not as of closing or thereafter (i) require any governmental approval or any other consent or approval, including any consent or approval of the stockholders of NETCO, other than governmental approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect or (ii) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any lien upon any assets of NETCO under, any contract to which NETCO is a party or by which NETCO or any of its properties may be bound. WCOM agrees that neither the First Chicago Facility nor the issuance of the Warrants hereunder is a violation of the Convertible Note Agreement.

     (e) Litigation.  There are not, in any court or before any arbitrator of
         ----------
any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of NETCO, is there any basis therefor) against or in any other way relating to or affecting
(a) NETCO or (b) any of its businesses or properties, other than as is disclosed in Schedule 4.01(e) hereto.

     (f) Taxes.  NETCO has filed (or obtained extensions of the time by which it
         -----
is required to file) all United States federal, state and local income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as the other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. NETCO will continue to make all such filings in a timely manner and pay all such taxes, assessments and other governmental charges required of it.

     (g) Capitalization.  (i) As of the date hereof, the authorized capital
         --------------
stock of NETCO consists of 20,000,000 shares of which 15,000,000 are Common Shares and 5,000,000 are undesignated shares. NETCO does not hold any of its shares in treasury.

         (ii) 1,295,971 Common Shares are issued and outstanding and have been validly issued and are fully paid and nonassessable and are not subject to preemptive rights.

         (iii) 100,000 of the undesignated shares have been designated as the Preferred Stock having the rights and preferences set forth on Exhibit 1 to the Stock, Note and Warrant Purchase Agreement, and have been duly authorized and validly issued to WCOM.

          (iv) Except as contemplated by this Agreement and the Stock, Note and Warrant Purchase Agreement, and as disclosed on Schedule 1 to that Agreement or
Schedule 4.01 (g) (iv) to this Agreement, there are no outstanding subscriptions, options, warrants or other rights of any kind to acquire any additional shares of capital stock of NETCO, or other instruments or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is NETCO committed to issue any such option, warrant, right, or security, or any other instrument convertible into a security.

          (v) Except as expressly provided for in the Stock, Note and Warrant Purchase Agreement, there are no agreements relating to voting, purchase or sale of capital stock between NETCO and any of its stockholders or affiliates, and to the best of NETCO's knowledge, among any of its stockholders.

     (h) NETCO has delivered to WCOM copies of its financial statements (including balance sheets, income statements, changes in stockholders equity and statements of cash flow) for the period from inception [September 1994] through December 31, 1996 and for the six month period ended June 30, 1997. Such financial statements (x) fairly present the financial condition, assets and liabilities of NETCO at their respective dates and the results of its operations and changes in its cash flows for the periods covered thereby, (y) were prepared in accordance with generally accepted accounting principles except as may be noted therein, and (z) were prepared from the books and records of NETCO, which books and records are complete and correct and fairly reflect all material transactions of NETCO's business.


                  V.  REPRESENTATIONS AND WARRANTIES OF WCOM

     5.01 WCOM hereby represents and warrants to NETCO that:

     (a) WCOM has been given access to full and complete information regarding the Company and has utilized such access to its satisfaction for the purpose of obtaining information WCOM desires or deems relevant to the decision to grant the WCOM Guaranty.

     (b) WCOM is an "accredited investor" within the meaning of Rule 501(a) of the General Rules and Regulations under the Securities Act of 1933.


                            VI.  COVENANTS OF NETCO

     6.01 Affirmative Covenants.  NETCO hereby agrees that until the payment in
          ---------------------
full of all amounts due under, and the termination or the expiration of, the First Chicago Facility, and the payment and performance of all of its obligations under this Agreement, except with the prior written consent of WCOM, it shall:

     (a)  Payment of Obligations.  Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations and liabilities of whatever nature, including without limitation those arising under the First Chicago Facility, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings.

     (b) Conduct of Business and Maintenance of Existence.  Continue to engage
         ------------------------------------------------
in business of the same general type as currently conducted by it and preserve, renew and keep in full force and effect its corporate existence; take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all applicable requirements of law except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of NETCO.

     (c) Use of Proceeds.  NETCO will, and will cause each of its subsidiaries
         ---------------
to, use the proceeds of any amounts drawn under the First Chicago Facility only for capital expenditures and operating capital expenditures approved by the Board of Directors of NETCO.

     (d) Insurance.  NETCO will, and will cause each subsidiary to, maintain
         ---------
with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and NETCO will furnish WCOM upon request full information as to the insurance carried.

     (e) Maintenance of Properties.  NETCO will, and will cause each subsidiary
         -------------------------
to, do all things necessary to maintain, preserve, protect and keep its property in good repair, working order and condition, and make all necessary and proper repairs, renewals, and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     (f) Additional Covenants.  Comply with the additional covenants and
         --------------------
agreements set forth in Schedule 6.01(f) hereof.

     (g) Notices.  Promptly give notice to WCOM:
         -------

         (i) of the occurrence of any Event of Default as that may be defined in the First Chicago Facility or this Agreement;

         (ii) of any (i) default or event of default under any contractual obligation of NETCO or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between NETCO or any of its Subsidiaries and any governmental authority, which in the case of either (i) or
(ii) above, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of NETCO;

         (iii) of any litigation or proceeding affecting NETCO or any of its Subsidiaries in which the amount claimed is $100,000.00 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which, if obtained, would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of NETCO or (iii) arising out of this Agreement.

    6.02 Negative Covenants.  NETCO agrees that until payment in full of all
         ------------------
amounts due under, and the termination or expiration of, the First Chicago Facility, and the payment and performance by NETCO of all its obligations under this Agreement, except with the prior written consent of WCOM, it shall not:

     (a) Limitation on Indebtedness and Guarantee Obligations.  Create, incur,
         ----------------------------------------------------
assume or suffer to exist any Indebtedness or Guarantee Obligations other than:

         (i)    Indebtedness arising under this Agreement;

          (ii) Indebtedness and Guaranty Obligations of NETCO and its Subsidiaries existing on the date of this Agreement and listed in Schedule 6.02;

          (iii) Additional Indebtedness incurred to finance the acquisition of equipment or indebtedness incurred as a part of the sale and leaseback of NETCO equipment in an aggregate principal amount not exceeding the amount which may be approved by NETCO's Board of Directors from time to time for such purposes;

          (iv) Indebtedness arising under (i) standby letters of credit issued to secure performance obligations in the ordinary course of business, and (ii) Indebtedness of NETCO or any Subsidiary in respect of surety, utility, appeal or similar bond issued in the ordinary course of business, the aggregate amount of such Indebtedness not exceeding the amount which may be approved by NETCO's Board of Directors from time to time for such purposes;

          (v) any extension, renewal or refinancing of the Indebtedness permitted pursuant to clause (b) above on terms and conditions satisfactory to WCOM and in an aggregate principal amount not exceeding the amount of such Indebtedness outstanding at the time of such extension, renewal or refinancing; and

          (vi)  in addition to the Indebtedness permitted by clauses (a) through
(c) above, Indebtedness of NETCO incurred in the ordinary course of business in an aggregate principal amount not to exceed the amount which may be approved by NETCO's Board of Directors from time to time for such purposes.

     (b)  Prohibition of Fundamental Changes.  Make any material change in the
          ----------------------------------
present method of conducting business or engage in any type of business other than of the same general type now conducted by it.

     (c)  Prohibition of Investments, Loans and Advances.  Make any advance,
          ----------------------------------------------
loan, extension of credit or capital contribution to, purchase or acquire any stock, bonds, notes, debentures or other securities of, purchase or acquire any assets constituting an ongoing business of or make any other investment in, any other person, except:
              ------

          (i)   investments in Cash Equivalents;

          (ii)  extensions of trade credit in the ordinary course of business;
                and

          (iii) acquisitions approved by NETCO's Board of Directors and consented to by WCOM pursuant to the Convertible Note Agreement.

     (d)  Limitation on Capital Expenditures.  Make or commit to make (by way of
          ----------------------------------
the acquisition of securities of a person or otherwise) any expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding the amount approved by NETCO's Board of Directors during any fiscal year of NETCO.

     (e)  Liens.  NETCO will not, nor will it permit any subsidiary to, create,
          -----
incur, or suffer to exist any lien in, of or on any property of NETCO or any of its subsidiaries, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Generally Accepted Accounting Principles shall have been set aside on its books.

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of NETCO or its Subsidiaries.

          (v)   Liens existing on the date hereof and described in Schedule
                6.02(e).

     (f)  Sale of Accounts.  NETCO will not, nor will it permit any Subsidiary
          ----------------
to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except as may be permitted by the Board of Directors of NETCO.

     (g)  Amendment of Credit Agreement.  Agree or consent or otherwise permit
          -----------------------------
any amendment to the Credit Agreement without the prior written consent of WCOM.

     6.03 Reimbursement and Indemnification.
          ---------------------------------

     (a)  Reimbursement.  Upon notice by WCOM that it has paid or advanced
          -------------
pursuant to the WCOM Guaranty any funds to FNBC in payment of any principal, interest or any other amounts whatever due or payable, or asserted by FNBC to be due or payable, under the First Chicago Facility, NETCO shall immediately pay and reimburse WCOM all such funds before 1:00 p.m. on the first business day following the date of such notice.

     (b)  Indemnification.  NETCO shall indemnify and hold harmless WCOM, and
          ---------------
its directors, officers, employees, agents and representatives, from and against any and all claims, demands, actions, causes of action, payments, losses, costs, damages, liabilities and expenses, including, without limitation, reasonable legal fees (collectively, "Losses") arising out of (i) any breach by NETCO of any representation, warranty, covenant or obligation in the First Chicago Facility, and (ii) any breach by NETCO of any representation, warranty, covenant or obligation in this Agreement. Upon notice by WCOM that it has incurred Losses, NETCO shall immediately pay such Losses to WCOM before 1:00 p.m. on the first business day following the date of such notice.


                                 VII.  CLOSING

     7.01 Closing.  Closing shall occur at the offices of NETCO, at such time
          -------
as may be agreed by NETCO and WCOM, on or before September 26, 1997.

     7.02  Conditions to Closing.  The Closing shall be conditioned upon
           ---------------------
satisfaction of all of the following requirements;

     (a) The approval of this Agreement by NETCO's Board of Directors and by WCOM;

     (b) The due authorization and approval by NETCO's Board of Directors of the Common Stock Purchase Warrant;

     (c) Such certificates, dated as of the Closing, from officers of NETCO as WCOM may reasonably request relating to the representations, warranties and covenants given by NETCO herein or to the satisfaction of these conditions of closing;

    7.03   Delivery.  At Closing, NETCO shall deliver the Common Stock Purchase
           --------
Warrant to WCOM upon WCOM's execution of the Guaranty Agreement required in connection with the First Chicago Facility.


                     VIII.  TERMINATION; EVENTS OF DEFAULT

     8.01  Termination.
           -----------

     (a)   Prior to Closing.  Either party may terminate this Agreement prior to
           ----------------
Closing upon any failure, including its own failure, to satisfy any of the Conditions to Closing set forth in Section 7.02 hereof.

     (b)   Post Closing.  Either party may terminate this Agreement if, within
           ------------
30 days after Closing, NETCO has not entered into the First Chicago Facility, and, in such event, the Warrants issued at Closing shall be deemed cancelled.

     8.02  Consequences of Termination.  Neither party shall be liable to the
           ---------------------------
other upon any termination in accordance with Section 8.01 hereof.

     8.03  Events of Default.  Upon the occurrence of any of the following
           -----------------
events:

     (a) NETCO shall fail to pay any principal of or interest on the First Chicago Facility when due in accordance with the terms thereof or shall fail to pay any amount payable hereunder within five days after any such amount becomes due in accordance with the terms thereof or hereof;

     (b) Any representation or warranty made or deemed made by NETCO in the First Chicago Facility or in this Agreement or in any certificate or other statement furnished at any time under or in connection with the First Chicago Facility or this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) NETCO shall default in the observance or performance of any agreement contained in this Agreement;

     (d) NETCO shall default in the observance or performance of any other covenant or agreement contained in the First Chicago Facility or this Agreement;

     (e) NETCO or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than indebtedness under the First Chicago Facility) or in the payment of any Guarantee Obligation, in either case where the principal amount thereof then outstanding exceeds $25,000.00 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Guarantee Obligation to become payable, any applicable grace period having expired;

     (f) (i) NETCO or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or NETCO or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against NETCO or any of its Subsidiaries in any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against NETCO or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) NETCO or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) NETCO or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) One or more judgments or decrees shall be entered against NETCO or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000.00 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to NETCO, automatically this Agreement shall immediately terminate and the reimbursement and indemnification obligations of NETCO hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable notwithstanding any provision herein which may otherwise require the giving of prior notice by WCOM and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) WCOM may by notice to NETCO and FNBC declare the WCOM Guaranty and this Agreement terminated immediately, provided that Section VI, Section VIII and Section IX of this Agreement shall survive any such termination until all NETCO's obligations to WCOM under Sections VI and VIII have been fully paid and discharged, and (ii) WCOM may by notice to NETCO declare all reimbursement and indemnification obligations hereunder and all other amounts owing under this

Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8.03, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              IX.  MISCELLANEOUS
                                   -------------

     9.01  Amendments, Waivers and Consents.  No provision in this Agreement may
           --------------------------------
be altered or amended, and compliance with any covenant or provision set forth herein may not be omitted or waived, except by an instrument in writing duly executed by WCOM and NETCO. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.02  Notices. All notices required or permitted by this Agreement shall be
           -------
in writing, and shall be hand delivered, sent by facsimile or sent by nationally recognized overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           (a) If to WCOM:

                    WorldCom Inc.
                    515 E. Amite
                    Jackson, Mississippi  39201
                    Attention:     K. William Grothe, Jr.
                                   Vice President

                    Telephone:     (601)360-8051
                    Telecopy:      (601)974-8233

                    with a copy to:

                    WorldCom Inc.
                    515 E. Amite
                    Jackson, Mississippi 39201
                    Attention:     William Anderson
                                   General Counsel

                    Telephone:     (601)360-8977
                                   (601)360-8282

           (b) If to the NETCO:

                    Netco Communications Corporation
                    102 Union Plaza
                    333 North Washington Ave.
                    Minneapolis, MN 55401
                    Attention:     Edward J. Driscoll, III
                                   President

                    Telephone:     (612)204-3100
                    Telecopy:      (612)204-3101
                    with a copy to:

                    George H. Frisch
                    5030 Woodlawn Boulevard
                    Minneapolis, Minnesota 55417

                    Telephone:  (612)724-2929
                    Telecopy:   (612)724-8387

or to such other person or address as any party hereto shall specify by notice in writing to the other parties. All such notices and other communications shall be effective when received.

     9.03  Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the NETCO and WCOM. No assignment of rights or delegation of duties arising under this Agreement may be made by any party hereto without the prior written consent of the other parties.

     9.04  Third-Party Beneficiaries.  This Agreement is for the sole benefit of
           -------------------------
the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable right hereunder.

     9.05  Entire Agreement; Savings.  This Agreement, the Stock, Note and
           -------------------------
Warrant Purchase Agreement and the Convertible Note and Convertible Note Agreement and the Common Stock Purchase Warrant constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all other prior understandings or agreements, both written and oral, between the parties with respect to the matters contained herein and therein; provided, however, that nothing in this Agreement shall be deemed in any way to affect the Convertible Note Agreement or the Convertible Note, or the Stock, Note and Warrant Purchase Agreement or the instruments contemplated thereby or hereby which shall each continue in accordance with their respective terms, unaffected by this Agreement.

     9.06  Severability.  The provisions of this Agreement are severable and, in
           ------------
the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     9.07  Governing Law.  This Agreement shall be governed by, and construed in
           ---------
accordance with, the law of the State of Minnesota without regard to its principles of conflicts of laws.

     9.08  Headings.  Article, Section and subsection headings in this Agreement
           --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.09  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart by original or facsimile signature.

     9.10  Expenses.  Each of the parties hereto shall pay the fees and expenses
           --------
of its respective counsel, accountants and other experts (including any broker, finder, advisor or intermediary) and shall pay all other expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                   "NETCO"

                                   NETCO COMMUNICATIONS CORPORATION



                                   By:  /s/ Edward J. Driscoll, III
                                        -----------------------------------
                                             Edward J. Driscoll, III
                                             Its: President and Secretary



                                   "WCOM"

                                   WORLDCOM INC.



                                   By: /s/ K. William Grothe, Jr.
                                       ____________________________________
                                             K. William Grothe, Jr.
                                             Its:  Vice President

                               Schedule 4.01 (e)


     1. Arbitration proceeding entitled, Piper Jaffray, Inc., Claimant vs. Netco Communications Corporation, Respondent, before the National Association of Securities Dealers, Inc., case no. 9703288, claiming a commission of $1,450,000.

     2. Related litigation being commenced by NETCO against Piper Jaffray, Inc., and Joseph Caruso in the District Court of Hennepin, County, State of Minnesota. The suit against Piper Jaffray seeks a declaratory judgment invalidating the engagement letter upon which the claim identified above is based, on the grounds that the engagement letter violates a particular provision of Minnesota law which requires all fees and commissions charged by a licensed broker-dealer to be "reasonable" and also violates a related rule requiring a licensed broker-dealer to abide by "high standards of commercial honor and just and equitable principles of trade." The suit against Caruso will seek damages arising from his representations and conduct in connection with his obtaining and performing the engagement.